Exhibit 4.1

                         Form of Subscription Agreement

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                                SUBSCRIPTION FORM


To:      WORKFIRE.COM

         The undersigned hereby acknowledges receipt of the Prospectus, dated ___________, 1999, of Workfire.com (the "Company") and subscribes for the following number of Shares of the Company upon the terms and conditions set forth therein:

Number of Shares:                            All  subscriptions  are  subject to
                    ----------------         acceptance   by  the   Company,  to
Price Per Share:   $                         availability, and to certain  other
                    ----------------         conditions,  and  any  subscription
Payment Enclosed:  $                         may  be  declined  in  whole or  in
                    ----------------         part  by return of the subscription
Make checks payable to "Workfire.com"        monies without interest.



Date:_________________, 1999                 Accepted by Company:


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                                             Authorized officer

-------------------------------------        for _________________ Shares
(Signature(s) of Subcriber(s)


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Social Security or Tax I.D.

The certificates for such stock are to       Check one if more than one owner:
be issued as follows:
                                              _
                                             |_| Joint tenants WRS
-------------------------------------         _
Name(s)                                      |_| Tenants in Common
-------------------------------------         _
                                             |_| Custodian under UGMA
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Address                                      Other:_____________________
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